Exhibit 99.1

S&P Global Evolves Market Intelligence Operating Model
to Accelerate Agentic Solutions, Platform Capabilities and Innovation;

Announces Executive Leadership Changes

NEW YORK (July 6, 2026) — S&P Global (NYSE: SPGI) today announced the new Market Intelligence operating model. This evolution is designed to better align the business with changing customer needs and to position the company for growth in an AI-driven market, pairing its unmatched breadth and depth of data and deep domain expertise with more integrated AI-powered tools, workflows and experiences.

S&P Global Market Intelligence will be organized into two focused verticals with distinct but complementary areas, Kensho Data & Platforms and Enterprise Solutions, enabling a streamlined and unified approach to help customers move from insight to action with speed and confidence. Together, these verticals bring S&P Global Market Intelligence data, AI, software and workflow capabilities into strong alignment with quickly evolving customer needs.

Kensho Data & Platforms will be led by Sally Moore, whose role as Chief Client Officer is expanding to include Co-Head of Market Intelligence, Kensho Data & Platforms. The vertical will bring together data delivery, platform capabilities and client engagement to create an AI-led customer experience.

Kensho Data will be the client-facing data product and AI delivery layer for Market Intelligence. As an embedded, innovation-led capability, Kensho Data helps S&P Global unlock more value from its trusted data, enabling new products and capabilities that deliver greater impact for customers. Kensho Data is led by Bhavesh Dayalji, in a new role as Head of Kensho Data & Intelligence.

Platforms will bring together world-class client interfaces, including Capital IQ, Ratings Direct, Visible Alpha and With Intelligence. Platforms will focus on delivering an AI-native user experience, simplifying and consolidating existing client interfaces, and accelerating the rollout of skills and applications that make S&P Global’s intelligence easier to access, connect and act on. Platforms will be led by Whit McGraw, in a new role as Head of Platforms.

Enterprise Solutions will continue to be led by Darren Thomas, who will take on the elevated role of Co-Head of Market Intelligence, Enterprise Solutions. He will also join the S&P Global Executive Leadership Team. This vertical will deliver solutions that power critical infrastructure, networks and agentic workflows tied to financial markets, with a focus on the most differentiated software assets. Pricing and reference data, including consensus pricing and valuation methodologies across public and private markets, will be part of Enterprise Solutions and leveraged across its end-to-end suite.

“As AI transforms how intelligence is consumed and acted upon, S&P Global is evolving. In a world where data is abundant, but not all created equal, customers need trusted, connected, essential intelligence that brings context and conviction to decision-making,” said Martina Cheung, President and Chief Executive Officer, S&P Global. “These changes within Market Intelligence align our capabilities, enabling us to elevate the customer experience while growing our revenue and improving margins.”

As part of these changes, Market Intelligence’s Maritime & Trade will move to S&P Global Energy, bringing customers comprehensive global supply chain data and signals at a time when trusted insights are critical to navigating increasing fragmentation and volatility. Similarly, Market Intelligence’s Credit Analytics risk capabilities will move to S&P Global Ratings to better align complementary capabilities and extend S&P Global Ratings coverage into small and midsized companies.

This new Market Intelligence operating model enhances S&P Global’s ability to deliver essential data, differentiated insights and AI-enabled workflows, while simplifying and consolidating existing customer interfaces.

In a separate release this morning, the Company has recast previously reported quarterly segment financial information for 2025 and the first quarter of 2026, to reflect the revised reportable divisions. The recast financial information by division is accessible on the Company’s Investor Relations website under the section titled “SEC Filings & Reports” as well as the section titled “Quarterly Earnings & Monthly Metrics.”

Separately, Steve Kemps, Chief Legal Officer, has decided to retire from the Company, staying until December 31, 2026, to help ensure a smooth transition. The Company has launched a search for his successor. Should a successor be appointed prior to Mr. Kemp's departure, he will transition to a special advisor to Ms. Cheung for the remainder of his time with the Company. Mr. Kemps joined S&P Global in 2016, previously serving as Executive Vice President and General Counsel at Quanta Services. Earlier in his career, he held in-house legal leadership roles at Hess Retail Corporation, Kimberly-Clark Corporation, and law firm Dorsey & Whitney, and served as Federal Law Clerk to Judge Paul A. Magnuson of the United States District Court, Minnesota.

“Steve has been a key advisor to me, the Board of Directors, and members of the Executive Leadership Team for over a decade, providing excellent counsel and stability through periods of transition and transformation. His respect and influence go well beyond his areas of responsibility and throughout the enterprise. I wish him all the best in his next chapter,” remarked Ms. Cheung.

“Over the past 10 years, I’ve had the privilege of working alongside exceptional leaders. My sincerest thanks to Martina and everyone at S&P Global for the experiences that have shaped my time with the company. I am incredibly proud of what we've accomplished together, and I look forward to helping ensure a smooth transition,” said Mr. Kemps.

Media Contact:

Christina Twomey
Chief Communications Officer, S&P Global
+1 (646) 407-3001
christina.twomey@spglobal.com

Investor Relations:

Mark Grant
Senior Vice President, Investor Relations and Treasurer
+1 (347) 640-1521
mark.grant@spglobal.com

About S&P Global

S&P Global (NYSE: SPGI) enables businesses, governments, and individuals with trusted data, expertise and technology to make decisions with conviction. We are Advancing Essential Intelligence through world-leading benchmarks, data, and insights that customers need in order to plan confidently, act decisively, and thrive in a rapidly changing global landscape.

From helping our customers assess new investments across the capital and commodities markets to navigating the energy expansion, acceleration of artificial intelligence, and evolution of public and private markets, we enable the world's leading organizations to unlock opportunities, solve challenges, and plan for tomorrow – today.

Forward-Looking Statements

This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "forecast," "future," "intend," "plan," "potential," "predict," "project," "strategy," "target" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the business strategies and methods of generating revenue of S&P Global Inc. (the "Company"); the development and performance of the Company's services and products; the expected impact of acquisitions and dispositions; and the Company's effective tax rates; the Company's cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	worldwide economic, financial, political, and regulatory conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), geopolitical uncertainty (including military conflict), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;

•	the volatility and health of debt, equity, commodities and energy markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange traded derivatives;

•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

•	the Company's ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, or protect against a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;

•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

•	concerns in the marketplace affecting the Company's credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;

•	the level of merger and acquisition activity in the United States and abroad;

•	the level of the Company's future cash flows and capital investments;

•	the effect of competitive products (including those incorporating artificial intelligence ("AI")) and pricing, including the level of success of new product developments and global expansion;

•	the impact of customer cost-cutting pressures;

•	a decline in the demand for our products and services by our customers and other market participants;

•	our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;

•	the introduction of competing products (including those developed by AI) or technologies by other companies;

•	our ability to protect our intellectual property from unauthorized use and infringement, including by others using AI technologies, and to operate our business without violating third-party intellectual property rights, including through our own use of AI in our products and services;

•	our ability to attract, incentivize and retain key employees, especially in a competitive business environment;

•	our ability to successfully navigate key organizational changes;

•	the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;

•	the Company's exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;

•	the Company's ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;

•	consolidation of the Company's customers, suppliers or competitors;

•	the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;

•	the Company's ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man- made event;

•	the impact on the Company's revenue and net income caused by fluctuations in foreign currency exchange rates;

•	the impact of changes in applicable tax or accounting requirements on the Company;

•	the ability of the separation of Mobility Global to qualify for tax-free treatment for U.S. federal income tax purposes;

•	any disruption to the Company's business in connection with the separation of Mobility Global;

•	any loss of synergies from separating the businesses of Mobility Global and the Company that adversely impact the results of operations of both businesses, or the companies resulting from the separation of Mobility Global not realizing all of the expected benefits of the separation; and

•	following the separation of Mobility Global, the combined value of the common stock of the two publicly-traded companies not being equal to or greater than the value of the Company's common stock had the separation not occurred.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company's businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company's filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K.